UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017 (September 22, 2017)

CONTACT MINERALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22A-3, Jalan Metro Pudu Off Jalan Loke Yew Fraser Business Park 55100 Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 12 231 8867

595 Hornby Street, Suite 706 Vancouver, British Columbia, Canada V6C 2E8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 22, 2017, Chee Kuen Chim and Pui Hold Ho were each appointed to serve as a Director of the Company until his successor(s) shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as a director of the Company.

Chee Kuen Chim, age 52, is an accountant by profession and is a member of the Malaysian Institute of Accountants (MIA). Mr. Chim currently advises on finance, human resources and management matters. From May 2016 to January 2017, he served as the Group General Manager of Trendmaker Inc. Limited (OTC: TMIN), a global health and wellness company. From June 2009 to March 2016, he was the Chief Financial Officer and director of VTTI Asia (Singapore) and ATT Tanjung Bin (Malaysia), members of the VTTI Group companies that includes VTTI Energy Partners LP (NYSE: VTTI), a leading petroleum product and crude oil company. Mr. Chim served as the Senior Finance Manager of Diaolog Group Bhd., a leading integrated technical services provider in the oil and gas industry from June 2007 to May 2009. Mr. Chim brings to the Board of Directors his experiences in finance, management, marketing, human resource information technology and quality management systems know-how.

Pui Hold Ho, age 35, is an accountant by profession, a fellow member of the Association of Chartered Certified Accountants (FCCA), United Kingdom, and a member of the Malaysian Institute of Accountants (MIA). Mr. Ho has over 12 years of professional experience in auditing, banking and corporate finance. He started his career in 2004 by joining a Singapore advisory firm as IPO consultant where he participated in a few successful listing of companies in SGX. He then joined Ernst & Young as Senior Audit Associate until 2009 before he left to join AmBank (M) Berhad – Corporate & Institutional Banking. In the bank, he was responsible in client credit evaluation and marketing of the Bank’s products mainly in debt capital market, offshore loan syndication, corporate finance advisory & treasury products. To further advance his career, he took up the chief financial officer position in a foreign company listed on Bursa Malaysia Securities Berhad until 2013. He now sits on the board of the following companies listed on Main Market of Bursa Malaysia Securities Berhad: HB Global Limited, a food processing company specializing in the production of Ready-to-Serve foods; Malaysia Pacific Corporation Berhad, a property development and investment corporation; Milux Corporation Berhad, a manufacturer of gas appliances, water heaters and gas regulators and distributors of gas and electrical home appliances; Multi-Usage Holdings Berhad, an investment holding and management services company; and Aturmaju Berhad, an integrated wood manufacturer which processes or provides sawn timber, veneer and hiring of scow and tug boats. Mr. Ho brings to the Board of Directors his financial and accounting experience as well as public company governance expertise.

Messrs. Chim and Ho currently will not receive compensation in connection with their service on our Board of Directors. We expect Messrs. Chim and Ho to serve as independent directors on our audit committee.

Neither Mr. Chim nor Mr. Ho has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

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Item 8.01. Other Events

Effective September 22, 2017, the Board of Directors of the Company established an audit committee to be initially comprised of the Company’s two independent directors: Chee Kuen Chim and Pui Hold. Concurrently therewith, the Board also adopted a charter for the audit committee, a copy of which is filed as Exhibit 99.1 to this Report.

The Board also adopted certain procedures to pre-approve the engagement of audit and non-audit services by our primary external auditor (the “Pre-Approval Procedures”). A copy of the Pre-Approval Procedures is attached as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
99.1	Audit Committee Charter
99.2	Pre-Approval Procedures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTACT MINERALS CORP.
Dated: September 22, 2017

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer

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